UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 466-7125

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, Sophia Randolph, M.D., Ph.D., Chief Medical Officer of ALX Oncology Holdings Inc. (the “Company”) informed the Company of her resignation from her position effective October 11, 2024, to pursue other professional opportunities. Dr. Randolph’s resignation is not the result of any disagreement with the Company related to its operations, policies, or practices. The Company plans to commence a search for a new Chief Medical Officer. The Company thanks Dr. Randolph for her dedication over many years of service to the Company in pursuing its mission of helping patients fight cancer.

In connection with Dr. Randolph’s resignation, Dr. Randolph and the Company have agreed to enter into a separation agreement. The separation agreement will provide that Dr. Randolph be paid a single, lump sum, cash payment equal to $503,880, and for Company-paid premiums for COBRA coverage under the Company’s group health, dental and vision care plans for her and her eligible dependents for up to 18 months following her separation date. In addition, the separation agreement will provide for the Company to cause her outstanding stock options and restricted stock units covering shares of the Company’s common stock that would otherwise vest in accordance with the terms of the Company’s Amended and Restated 2020 Equity Incentive Plan and the award agreements, absent a termination of employment, during the 12 month period immediately following her separation date to become fully vested and (as applicable) exercisable, and all stock options that are vested or may vest in connection with the separation shall be exercisable until July 11, 2026. Dr. Randolph will also remain eligible to receive certain additional severance benefits in accordance with the terms in the separation agreement and pursuant to that certain change in control and severance agreement between the Company and Dr. Randolph dated July 9, 2020. In consideration for the compensation noted above, Dr. Randolph will agree to a customary general release of claims for the benefit of the Company.

To facilitate an orderly transition from her position, Dr. Randolph and the Company have agreed to enter into a consulting agreement in customary form that provides for Dr. Randolph to perform transition related consulting services for the Company on an as needed, hourly basis for up to 18 months following her separation date, subject to certain limitations.

The foregoing description of the separation agreement does not purport to be complete and is qualified by reference to the separation agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent periodic report.

Cautionary Note Regarding Forward-Looking Statements. This current report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future events related to the entry into each of the separation agreement and consulting agreement between Dr. Randolph and the Company. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this current report. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission including the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the SEC from time to time. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: October 4, 2024	By:	/s/ Peter Garcia
Peter Garcia
Chief Financial Officer